SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 11, 2002

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama

(State or other jurisdiction of incorporation)

1-7810	63-0757759
(Commission File No.)	(IRS Employer Identification No.)

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant's telephone number including area code)

Item 5. Other Events

Alabama Gas Corporation (Alagasco), the natural gas distribution subsidiary of Energen Corporation, is subject to regulation by the Alabama Public Service Commission (APSC). On June 10, 2002, the APSC extended Alagasco's rate-setting methodology, Rate Stabilization and Equalization (RSE), without change, for a six-year period through January 1, 2008. Under the APSC's new order, Alagasco's allowed range of return remains 13.15 percent to 13.65 percent throughout the term of the order, subject to change in the event that the Commission, following a generic rate of return hearing, adjusts the returns of all major energy utilities operating under a similar methodology. Any increase in Alagasco's rates under RSE will continue to be implemented annually, on December 1, and cannot exceed 4 percent of revenues for the latest 12-month period. Rate decreases will continue to occur quarterly, as needed, to keep the utility's return within its allowed range at September 30.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGEN CORPORATION

June 11, 2002	By /s/ GRACE B. CARR
GRACE B. CARR
Vice President and Controller of
Energen Corporation